FOR IMMEDIATE RELEASE

Contact:

Press Contact: Tom Nolan Beckerman Public Relations 908-781-6420 tom@beckermanpr.com	Investor Contact: Gerard H. Sweeney Timothy M. Martin Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Executive Promotions

RADNOR, PA, September 20, 2006 — Brandywine Realty Trust (NYSE: BDN), today announced several management changes.

Bob Wiberg has been promoted to Executive Vice President and Senior Managing Director of the Metro Washington, DC region. Bob will continue to lead the Metro Washington, DC region and will also assume additional oversight responsibilities for our Southwest and Northern California regions. His office is located in Falls Church, Virginia.

Mike Cooper has also been promoted to Senior Vice President and Managing Director for the Metropolitan DC region. Mike will continue to report to Bob Wiberg and will be responsible for identifying investment opportunities and overseeing operations in select Northern Virginia and Suburban Maryland markets. His office is located in Falls Church, Virginia.

Bill Redd, Vice President and Managing Director, will continue to lead our Richmond, Virginia office and report to Bob Wiberg.

George Sowa has been promoted to Executive Vice President and Senior Managing Director for our New Jersey region. George will remain responsible for the New Jersey region and will also assume additional oversight of our Pennsylvania West and Pennsylvania North operations. His office is located in Mt. Laurel, New Jersey.

Dan Palazzo, formerly Director of Operations in Southern New Jersey, has been promoted to Vice President of Asset Management for our Pennsylvania Suburbs. In this capacity, Dan will serve as a lead operational executive in both Pennsylvania West and Northern operations. His office is located in Radnor, Pennsylvania.

George Johnstone, who has overseen integration activities following our January 2006 merger with Prentiss Properties, has been promoted to Senior Vice President of Operations and together, with our Managing Directors, will oversee the consistent execution of our operating strategies. His office is located in Radnor, Pennsylvania.

555 East Lancaster Avenue, Suite 100, Radnor PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Tony Ziccardi, who previously served as Project Executive, has been promoted to Vice President of Suburban Development. In this capacity, Tony will be responsible for executing the company’s Suburban Philadelphia and New Jersey Development Programs and will report directly to George Sowa. His office is located in Radnor, Pennsylvania.

Additionally, Jim Cuorato, Project Executive, has been promoted to Vice President of Urban Development, and will report directly to Tony Rimikis our Senior Vice President of Development. His office is in the Cira Centre, located in Philadelphia, Pennsylvania.

Scott W. Fordham, Vice President and Chief Accounting Officer has advised us of his decision not to relocate to Philadelphia and to accept a similar accounting position with another company. Mr. Fordham plans on leaving the company’s employ at the expiration of his current employment contract on January 5, 2007.

In commenting on this announcement, Jerry Sweeney, President and Chief Executive Officer of Brandywine noted, “These changes further enhance our operating platform while maintaining a key focus on our investment strategies. They position us extremely well to continue our long track record of market out-performance and growing our profitability.”

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN), with headquarters in Radnor, PA, is one of the largest full-service, completely integrated real estate companies in the United States. Organized as a real estate investment trust (REIT), Brandywine owns, manages or has ownership interest in office and industrial properties aggregating 45 million square feet.

For more information, visit Brandywine’s Web site at www.brandywinerealty.com.

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Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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